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                                                                  EXHIBIT (d)(2)

                           Non-Disclosure Agreement

This Non-Disclosure Agreement (the "Agreement") is entered into as of the 5th day of June, 2000, by and between Kaplan, Inc. located at 888 Seventh Avenue, New York, New York 10106 ("Kaplan") and Quest Education Corporation located at
                           ------
1400 Hembree Road, Suite 100, Roswell, Georgia 30076 ("Company").
                                                       -------

In order to pursue a potential strategic alliance, acquisition or other business relationship, Kaplan and Company recognize that there is a need to disclose to each other certain confidential information of each party to be used solely for the purpose of evaluating this opportunity.

Each party intends to protect such confidential information of the other party from unauthorized use and disclosure. In consideration of the disclosures, the parties hereby agree as follows:

1. This Agreement shall apply to: (a) confidential or proprietary exchanged material and information (in written, taped or computerized form or format) that is clearly and prominently marked "Proprietary or "Confidential" or that is not so marked but, by its nature, is such that it reasonably should be held in confidence, including, but not limited to, technical, developmental, marketing, editorial, sales, operating, performance, cost, know-how, computer programming techniques, and any new or planned programs and services; (b) the existence and substance of oral and written communications between the parties about the potential strategic alliance, acquisition or other business relationship; and
(c) the existence of the discussions between Company and Kaplan about the potential strategic alliance, acquisition or other business relationship. (Subparagraphs (a), (b) and (c) above hereinafter referred to collectively as "Confidential Information.")
-------------------------

2. Each party agrees to hold the other's Confidential Information in confidence and to use it solely for the purposes contemplated herein and agrees further that the Confidential Information shall not be used for any other purpose nor disclosed to any third party without the prior written consent of the other
party.   Each party agrees it shall apply the same level of confidential treatment to the other party's Confidential Information as it does to its own Confidential Information.

3. The parties may disclose the Confidential Information to their respective officers, directors, employees, attorneys, subsidiaries and affiliates working in connection with the purpose for which the Confidential Information is disclosed but only to the extent necessary to carry out that purpose and subject to all requirements of confidentiality set forth in this Agreement. The party receiving the Confidential Information (the "Receiving Party") may also disclose
                                             ---------------
Confidential Information to a third party pursuant to paragraph 4(g) below and subject to the notice provision set forth therein.

4. The obligations under this Agreement shall not apply to information that is at any time: (a) already known to the Receiving Party at the time it is disclosed to the Receiving Party; (b) publicly known through no wrongful act of the Receiving Party; (c) rightfully received from a third party without restriction on disclosure and without breach of this Agreement; (d) independently developed by the Receiving Party; (e) approved for release by
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written authorization of the party disclosing the Confidential Information (the
"Disclosing Party"); (f) furnished by the Disclosing Party to a third party
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without written restriction on disclosure; or (g) disclosed pursuant to a requirement of a governmental agency or of law, provided, however, that, to the
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extent viable under the circumstances, the party subject to the disclosure requirement has notified the Disclosing Party in advance of such disclosure and the Disclosing Party has had an opportunity to seek a protective order or other appropriate remedy and the party subject to the disclosure requirement has reasonably cooperated with such efforts; and provided further, however, that the
                                             -------- -------  -------
Receiving Party furnish only that portion of the Confidential Information that is legally required to be so disclosed.

5. The Receiving Party shall not reverse engineer, disassemble, decompile, or otherwise analyze, restructure and/or copy or in any way recreate in whole or in part any Confidential Information of the Disclosing Party.

6. If any party provides any of the other parties with written notification of its request for return of its Confidential Information, then the other party(ies) shall promptly return (unless destroyed pursuant to the immediately following sentence) to the notifying party all materials and information comprising the notifying party's Confidential Information, including any and all copies, facsimiles and reproductions thereof, and any other material containing or reflecting any materials or information in the Confidential Information. All other documents, memoranda, notes and other writings whatsoever prepared by the Receiving Party or the Receiving Party's representatives based on the materials or information in the Confidential Information shall be destroyed and such destruction shall be confirmed in writing to the notifying party.

7. All right, title and interest in and to the Confidential Information and intellectual property produced based on the Confidential Information is and shall remain the sole property of the Disclosing Party. Subject only to the Receiving Party's limited use of the Confidential Information for the purpose set forth above in this Agreement, the Receiving Party acknowledges and agrees that nothing in this Agreement shall be construed as granting any rights, license or otherwise, to any Confidential Information disclosed pursuant to this Agreement, and the Receiving Party shall not violate any of the Disclosing Party's intellectual property or other rights in or to the Confidential Information.

8. The parties hereby acknowledge that disclosure of any Confidential Information in violation of the terms hereof would cause irreparable harm to the Disclosing Party. Without prejudice to the rights and remedies otherwise available, each party is entitled to equitable relief through injunction if the other party or any of its employees, agents or representatives breaches any provision of this Agreement.

9. The parties acknowledge that each has endeavored to include in the Confidential Information information which it believes to be reliable and relevant for the purpose first set forth above, however each party understands and acknowledges that neither party nor any of their respective representatives made or makes any representation or warranty as to the accuracy or completeness of the Confidential Information. The parties further agree that neither party nor any of their respective representatives shall have any liability to the other party or any of such other party's representatives resulting from the use or contents of the Confidential Information or from any action taken or inaction occurring in reliance on the

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Confidential Information.

10. This Agreement shall remain in effect for a period of one (1) year from the effective date hereof.

11. Each party acknowledges and agrees that nothing in this Agreement shall impose upon any party any obligation to consummate a transaction or to enter into any discussions or negotiations with respect thereto. Further, each party understands that the other party may now market or have under development products and/or services which are competitive with the products or services now offered or which may be offered in the future by its own company. Subject to the terms and conditions of this Agreement, discussions and/or communications between the parties hereto will not serve to impair the right of each party to develop, make, use, procure and/or market products or services now or in the future which may be competitive with those offered by the other party nor require either party to disclose any planning or other information to the other party, provided none of the foregoing activities violate the terms of this Agreement.

12. Any notice or other communication made or given by either party in connection with this Agreement shall be sent via registered or certified mail, postage prepaid, return receipt requested; by facsimile transmission, with confirmation of receipt; or by overnight courier service to the other party as follows:

     If to Kaplan:                      If to Company:

     Ross Hamachek                      Vince Pisano
                                        -----------------------------
     Kaplan, Inc.                       Quest Education Corp.
                                        -----------------------------
     888 Seventh Avenue, 23rd Fl.       1400 Hembree Road #100
                                        -----------------------------
     New York, NY 10106                 Roswell, GA 30076
                                        -----------------------------
     Facsimile: 212-492-5860

     Copy to:                           Copy to:

     Veronica Dillon, Esq.              Morris Brown, Esq.
                                        -----------------------------
     General Counsel                    Greenberg Traurig
                                        -----------------------------
     Kaplan , Inc.                      777 S. Flagler Dr. #300-E
                                        -----------------------------
     888 Seventh Avenue, 23rd Fl.       West Palm Beach, FL 33401
                                        -----------------------------
     New York, NY 10106
                                        -----------------------------
     Facsimile: 212-492-5860

     Any party may by notice as set forth in this paragraph change the address to which further notices to it shall be mailed.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles. The parties hereby consent and submit to personal jurisdiction of courts situated in New York County, New York, and all disputes arising in connection with the Agreement shall be heard only by a court of competent subject matter jurisdiction situated in New York County, New York.

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14.  This Agreement constitutes the entire understanding between the parties in connection with the subject matter hereof and supersedes and replaces all prior discussions, understandings and agreements (oral or written) related thereto.
No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by its authorized officer or representative.

15. Neither party may assign or transfer, in whole or in part, any of its rights, obligations or duties under this Agreement.

16. The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party's right thereafter to enforce each and every provision of this Agreement. If any provision of this Agreement is held to be invalid, illegal, void, or unenforceable, then such provision shall be modified by the proper court or other authority to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement shall be given effect separately from the provision or portion thereof determined to be invalid, illegal, void or unenforceable and shall not be affected thereby.

17. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the date written above.

QUEST EDUCATION CORPORATION:            KAPLAN, INC.:

By: Vince Pisano                        By: Ross Hamachek
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             (signature)                             (signature)
Name:  Vince Pisano                     Name:  Ross Hamachek
Title: V.P. - CFO                       Title: Senior Vice President
                                               and Chief Financial Officer

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